Exhibit 10.1

HELMERICH & PAYNE, INC.

2016 OMNIBUS INCENTIVE PLAN

PERFORMANCE-VESTED

RESTRICTED SHARE UNIT AWARD AGREEMENT

Participant Name:	Date of Grant:

Number of Awarded Restricted Share Units:

PERFORMANCE-VESTED

RESTRICTED SHARE UNIT AWARD AGREEMENT

UNDER THE HELMERICH & PAYNE, INC.

2016 OMNIBUS INCENTIVE PLAN

THIS PERFORMANCE-VESTED RESTRICTED SHARE UNIT AWARD AGREEMENT (this “Award Agreement”), is made as of the grant date (the “Date of Grant”) set forth on the cover page of this Award Agreement (the “Cover Page”) at Tulsa, Oklahoma by and between the participant named on the Cover Page (the “Participant”) and Helmerich & Payne, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Participant is an employee of the Company or an Affiliate or Subsidiary of the Company, and it is important to the Company that the Participant be encouraged to remain in the employ with the Company or its Affiliate or Subsidiary and to contribute to the success of the Company; and

WHEREAS, in recognition of such facts, the Company desires to provide to the Participant an opportunity to receive Common Shares of the Company, as hereinafter provided, pursuant to the “Helmerich & Payne, Inc. 2016 Omnibus Incentive Plan” (the “Plan”), a copy of which has been provided to the Participant; and

WHEREAS, any capitalized terms used but not defined herein have the same meanings given them in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the Participant and the Company hereby agree as follows:

Section 1.              Grant of Performance-Vested Restricted Share Unit Award. The Company hereby grants to the Participant an award (the “Award”) of [[•] ([•])] Restricted Share Units (the “Awarded RSUs”) set forth on the Cover Page, under and subject to the terms and conditions of this Award Agreement and the Plan, which is incorporated herein by reference and made a part hereof for all purposes.  The Awarded RSUs shall consist of the following two (2) separate components:

•                  [•] Awarded RSUs, which shall be subject to the Three-Year Performance Cycle (as defined in Schedule I) (the “Standard Component”); and

•                  [•] Awarded RSUs, which shall be divided into three (3) tranches (each, an “Annual Tranche”), with each Annual Tranche being subject to the applicable one-year Performance Cycle (as further described in Schedule I) (the “Annual Component”).

Accordingly, the Annual Component shall consist of the following three (3) Annual Tranches:

•                  [•] Awarded RSUs, which shall be subject to the First One-Year Performance Cycle (as defined in Schedule I) (the “First Tranche”);

•                  [•] Awarded RSUs, which shall be subject to the Second One-Year Performance Cycle (as defined in Schedule I) (the “Second Tranche”); and

•                  [•] Awarded RSUs, which shall be subject to the Third One-Year Performance Cycle (as defined in Schedule I) (the “Third Tranche”).

For purposes of this Award, the Awarded RSUs that separately relate to the Standard Component and each of the First Tranche, Second Tranche and Third Tranche are referred to as the “Subject RSUs”.

Section 2.              Vesting of the Award. Vesting determinations shall be made separately with respect to the Subject RSUs that relate to the Standard Component and each of the First Tranche, Second Tranche and Third Tranche.  The number of such Subject RSUs that are eligible to vest hereunder shall be based on the extent to which the applicable Performance Goal(s), as described in the attached Schedule I, are achieved pursuant to the vesting schedule set forth therein.  If (i) at least a level of “Threshold Performance” is attained with respect to such Performance Goal(s) that are applicable to such Subject RSUs, and (ii) the Participant remains continuously employed by the Company or an Affiliate or Subsidiary of the Company from the Date of Grant through the end of the Three-Year Performance Cycle, then vesting of the applicable number of the Subject RSUs shall occur (as determined pursuant to Section 3 below), and the forfeiture restrictions applicable to such number of Subject RSUs shall terminate. Subject to Section 9, any Subject RSUs that do not vest with respect to the Standard Component or with respect to any Annual Tranche shall be forfeited by the Participant.

Section 3.              Certification of Performance; Effect of Certification of Performance on Vesting. Subject to the provisions of Section 2 and Section 9, as soon as reasonably practicable following the close of each Performance Cycle, but not later than thirty (30) days thereafter, the Committee shall determine and certify in writing (i) the extent to which the applicable Performance Goal(s), as described in the attached Schedule I, is/are attained, and (ii) if at least the level of “Threshold Performance” is attained with respect to such Performance Goal(s) the corresponding number of Subject RSUs that shall vest or remain eligible to vest, as applicable, pursuant to the vesting schedule set forth in the attached Schedule I.  The determinations and certifications made by the Committee pursuant to the preceding sentence shall be final, conclusive and binding on Participant, and on all other persons, to the maximum extent permitted by law.  For the avoidance of doubt, references in this Award Agreement to Subject RSUs that “remain eligible to vest” shall relate to Subject RSUs under the First Tranche and the Second Tranche, because such Subject RSUs relate to Performance Cycles that end prior to the close of the Three-Year Performance Cycle.  Accordingly, subject to the provisions of Section 2 and Section 9, any such Subject RSUs under the First Tranche or Second Tranche that “remain eligible to vest” shall vest, if at all, if the Participant also remains continuously employed by the Company or an Affiliate or Subsidiary of the Company following the close of the First One-Year Performance Cycle or Second One-Year Performance Cycle, as the case may be, through the end of the Three-Year Performance Cycle.

Section 4.              Issuance of Shares.  As soon as reasonably practicable following the close of the Three-Year Performance Cycle, but no later than seventy-five (75) days thereafter, the Company shall issue or transfer to the Participant one Common Share in settlement of each

Subject RSU that becomes vested pursuant to this Award Agreement (each, a “Vested RSU”) (whether by delivery of a Common Share certificate or book entry in the Participant’s name) and the corresponding Awarded RSU (i.e., with respect to such Subject RSU and Vested RSU) shall be canceled, it being understood that such issuance or transfer shall be subject to the “Six-Month Delay Toggle” (as defined in Section 20 of this Award Agreement) when applicable.

Section 5.              No Rights as Shareholder. The Participant shall have no rights as a shareholder of the Company, including, without limitation, voting rights or the right to receive dividends and distributions as a shareholder, with respect to the Common Shares subject to the Awarded RSUs, unless and until such Common Shares are issued or transferred to the Participant as provided herein.

Section 6.              Dividend Equivalent Rights. The Company hereby awards Dividend Equivalents to the Participant with respect to the Awarded RSUs.  Such Dividend Equivalents shall be payable at the same time, and shall be subject to the same conditions, that are applicable to the Awarded RSUs. Accordingly, the right to receive such Dividend Equivalent payments shall be forfeited to the extent that the Awarded RSUs do not vest, are forfeited or are otherwise cancelled pursuant to the Award and the Plan, it being understood that the Dividend Equivalents that accrue with respect to the First Tranche and Second Tranche (the “Accrued Equivalents”) shall, if earned, be paid in the form of Vested RSUs immediately prior to the issuance described in Section 4 (“Dividend Vested RSUs”), which Dividend Vested RSUs shall be subject to Section 4 and shall relate to Common Shares with a Fair Market Value equal to the dollar value of the Accrued Equivalents.

Section 7.              Nontransferability of the Award. The Award shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution. Any attempted sale, assignment, transfer, pledge, hypothecation or other disposition of, or change to, the Award contrary to the provisions hereof shall be null and void and without effect.  Furthermore, in no event shall any Awarded RSUs or Vested RSUs be subject to attachment or any other legal or equitable process brought by or on behalf of any creditor of the Participant, and any such attempt to attach or receive any Awarded RSUs or Vested RSUs shall be null and void and without effect.

Section 8.              Employment. Nothing in the Plan or in this Award Agreement shall confer upon the Participant any right to continue in the employ of the Company or its Affiliates or Subsidiaries, or interfere in any way with the right of the Company or its Affiliates or Subsidiaries to terminate the Participant’s employment at any time.

Section 9.              Vesting and Forfeiture of the Awarded RSUs.

(a)           General Vesting.  In general, any vesting of the Awarded RSUs shall be contingent on the Participant remaining continuously employed by the Company or an Affiliate or Subsidiary of the Company from the Date of Grant through the end of the Three-Year Performance Cycle.  Accordingly, and except as provided in this Section 9, if the Participant’s employment with the Company and its Affiliates and Subsidiaries, as applicable, is voluntarily terminated by the Participant prior to the end of the Three-Year Performance Cycle, then all of the Awarded RSUs hereunder (that are not Vested RSUs) shall forfeit as of such time.  Notwithstanding the foregoing, if the Participant’s employment is terminated for Cause by the Company or an Affiliate or Subsidiary of the Company while any Awarded RSUs are outstanding (i.e., at any time prior to the issuance of Common Shares under Section 4 with respect to such Awarded RSUs), then all such Awarded RSUs shall be forfeited regardless of whether such Awarded RSUs are Vested RSUs as of such time.

(b)           Death, Retirement or Disability.  In the event of the Participant’s death after the date Participant becomes eligible for Retirement, the “Target Awarded RSUs” (as defined in Schedule I) subject to the Award shall automatically become fully vested as Vested RSUs (and any open Performance Cycle shall terminate and the issuance or transfer of the applicable Common Shares shall occur pursuant to Section 4). In the event the Participant voluntarily terminates employment with the Company and its Affiliates and Subsidiaries, as applicable, or the Participant’s employment terminates due to Disability, in each case, following the date he or she becomes eligible for Retirement, subject to the provisions of Section 11, the Awarded RSUs hereunder shall remain eligible for vesting based on the extent to which the Performance Goal(s) are achieved pursuant to the vesting schedule set forth in the attached Schedule I; provided that (i) the Participant is continuously employed as a full-time employee through the one-year anniversary of the Date of Grant, (ii) the Participant complies with the requirements set forth in Section 10 below at all times during the remainder of the Three-Year Performance Cycle, (iii) any voluntary termination of employment of the Participant pursuant to the foregoing occurs by delivery to the Company of a written notice of such voluntary termination prior to the Participant’s involuntary termination by the Company or an Affiliate or Subsidiary of the Company, and (iv) the Participant executes and delivers to the Company a compliance certificate in the form attached hereto as Exhibit A indicating the Participant’s full compliance with Section 10 on or before November 1 of each year during the remainder of the Three-Year Performance Cycle.

(c)           Discretionary Vesting.  The Committee, subject to Section 3(e) of the Plan but otherwise in its sole discretion, may accelerate vesting of the Awarded RSUs, in whole or part, or allow such Awarded RSUs to remain eligible to vest, in whole or part, upon the Participant’s (A) Disability, (B) death, (C) Retirement, (D) involuntary termination without Cause, (E) termination due to Good Reason or (F) upon a Change in Control.

Section 10.            Non-Disclosure and Confidential Information.

(a)           Confidential Information.  For purposes of this Award Agreement, “confidential information” includes, without limitation, non-public information with respect to the Company’s or its Subsidiaries’ finances, oil and gas drilling processes, costs and pricing, customer contracts, contracts and requirements, vendor or supplier contracts, contracts for other information, compensation structures, recruitment and training policies, operation support and backup facilities, service and product formulas, concepts, data, know-how improvements and strategies, computer programs and listings (whether in source code and/or object code format), software design and methodology, research and development or investigations, marketing strategies, ideas and plans for ongoing or future businesses, new business or other developments, new and innovative service or product ideas, inventions, potential acquisitions or divestitures, business and litigation strategies and future business and litigation plans and any other information or material that is of special or unique value to the Company or its Subsidiaries maintained as confidential and not disclosed to the general public (whether through an annual report and/or filings with the Securities and Exchange Commission or otherwise).

(b)           Non-Disclosure.

i.              Participant acknowledges that (A) the Company and its Subsidiaries have devoted substantial time, effort, and resources to develop and compile the confidential information; (B) public disclosure of such confidential information would have an adverse effect on the business of the Company and its Subsidiaries; (C) the Company and its Subsidiaries would not disclose such information to Participant without the agreements and covenants set forth in this Section 10(b) and (D) the provisions of this Section 10(b) are reasonable and necessary to prevent the improper use and/or disclosure of the confidential information.

ii.             Participant agrees that Participant shall not, directly or indirectly, at any time during his or her employment with the Company or a Subsidiary or after termination of such employment with the Company or a Subsidiary, without the prior written consent of an authorized officer of the Company, disclose confidential information to any third party and/or use confidential information for the benefit of Participant or any third party.

iii.            Participant agrees that due to Participant’s knowledge of the confidential information, Participant would inevitably use and/or disclose that information, in breach of Participant’s confidentiality and non-disclosure obligations under this Award Agreement, if Participant worked in certain capacities or engaged in certain activities during Participant’s employment with the Company or a Subsidiary and for a period of time following the termination of Participant’s employment with the Company or a Subsidiary, specifically in any position which involves either (A) responsibility and decision-making authority or input at the executive level regarding any subject, (B) responsibility or decision-making authority or input at any management level in the Participant’s individual area of assignment with the Company or a Subsidiary or (C) responsibility or decision-making authority or input that allows for the use of confidential information for the benefit of any person (including Participant) or entity in the oil and gas drilling or other business that develops, provides or markets any products or services that are otherwise competitive with or similar to the products or services of the Company or its Subsidiaries (the “Restricted Occupations”). Therefore, in the event the Participant is eligible for continued vesting pursuant to Section 9, except with the prior written consent of an authorized officer of the Company, during the period of continued vesting following Participant’s employment with the Company or its Subsidiaries, Participant agrees not to be employed by, consult for or otherwise act on behalf of any person or entity (without regard to geographic location) in any capacity in which the Participant would be involved directly or indirectly in a Restricted Occupation. In the event the Committee determines in its sole judgment that the Participant has engaged in activities in contravention of this Section 10(b)(iii), Participant’s eligibility for continued vesting under Section 9 shall cease and any unvested shares subject to the Award shall be forfeited. Nothing herein shall be construed as prohibiting the Company or its Subsidiaries from pursuing any other remedies available to the

Company or its Subsidiaries for the disclosure and/or use of confidential information in violation of Section 10(b)(ii), including, without limitation, injunctive relief and the recovery of damages. Participant acknowledges this commitment is intended to protect the confidential information and is not intended to be applied or interpreted as a covenant against competition.

(c)           Defend Trade Secrets Act. Pursuant to Section 7 of the Defend Trade Secrets Act of 2016 (which added 18 U.S.C. § 1833(b) to the United States Code), the Participant acknowledges that the Participant shall not have criminal or civil liability under any federal or State trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nothing in this Award Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such Section. Further, nothing in this Award Agreement or any other agreement between the Participant and the Company shall prohibit or restrict the Participant from making any disclosure of information or documents to any governmental agency, legislative body, self-regulatory organization, or the Legal Department of the Company.

Section 11.            Suspension or Termination of Awards.

(a)           This Award Agreement and all rights the Participant, or any person claiming through the Participant, may have under this Award Agreement shall be subject to all applicable policies the Company has established or may establish after the date of this Award Agreement, including without limitation any policy regarding the recoupment of compensation.

(b)           In any event, if at any time the Committee reasonably believes that the Participant has committed an act of misconduct as described in this subsection (b), the Committee may suspend the Participant’s right to exercise or receive any Award pending a determination of whether an act of misconduct has been committed. If the Committee determines the Participant has committed an illegal act, fraud, embezzlement or deliberate disregard of Company rules or policies (including any violation of the Participant’s non-disclosure, non-compete or similar agreement) that may reasonably be expected to result in loss, damage or injury to the Company, the Committee may (i) cancel any outstanding Award granted to the Participant, in whole or in part, whether or not vested or deferred and/or (ii) if such conduct or activity occurs during a Company fiscal year in which there was also an exercise or receipt of an Award, require the Participant to repay to the Company any gain realized or value received upon the exercise or receipt of such Award (with such gain or value received valued as of the date of exercise or receipt). Cancellation and repayment obligations shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Common Shares or cash or a combination thereof (based upon the Fair Market Value of Common Shares on the day of payment), and the Committee may provide for an offset to any future payments owed by the Company or any Affiliate to the Participant if necessary to satisfy the repayment obligation.  The determination regarding cancellation of an Award or a repayment obligation shall be within the sole discretion of the Committee and shall be binding upon the Participant and the Company.

Section 12.            Change in Control. Upon the occurrence of a Change in Control, the Award shall be subject to Section 14 of the Plan.

Section 13.            Securities Law Restrictions. The Awarded RSUs shall not be vested to any extent, and the Company shall not be obligated to transfer any Common Shares to the Participant upon the vesting of the Award, if such vesting or transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended (the “Securities Act”) or any other federal or state statutes having similar requirements as may be in effect at that time.

Section 14.            Withholding of Taxes. The Company may make such provision as it may deem appropriate for the withholding of any applicable federal, state, or local taxes that it determines it may be obligated to withhold or pay in connection with the vesting of the Awarded RSUs subject to the Award. A Participant must pay the amount of taxes required by law in connection with the vesting of the Awarded RSUs subject to the Award (i) in cash or by check, (ii) by the Participant surrendering, or the Company retaining from the Common Shares to be issued to the Participant in respect of any Vested RSUs, that number of Common Shares having a Fair Market Value on the date of payment equal to the amount of such required withholding, or (iii) by a combination of the foregoing.

Section 15.            Notices. All notices and other communications under this Award Agreement shall be in writing and shall be delivered personally or given by certified or registered mail with return receipt requested, and shall be deemed to have been duly given upon personal delivery or three days after mailing to the respective parties as follows: (i) if to the Company, Helmerich & Payne, Inc., 1437 South Boulder Avenue, Tulsa, Oklahoma 74119, Attn: Secretary of the Company and (ii) if to the Participant, using the contact information on file with the Company. Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.

Section 16.            Conflicts; Severability. In the event of any conflicts between this Award Agreement and the Plan, the latter shall control. Should any provision of this Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Award Agreement.

Section 17.            No Part of Other Plans. The benefits provided under this Award Agreement or the Plan shall not be deemed to be a part of or considered in the calculation of any other benefit provided by the Company or its Subsidiaries or Affiliates to the Participant.

Section 18.            Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, the Award or any of the Awarded RSUs underlying it in violation of the provisions of this Award Agreement shall be valid, and the Company shall not issue or transfer any such Awarded RSUs or Common Shares in respect of any Vested RSUs on its books, unless and until there has been full compliance with such provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

Section 19.            Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Award Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

Section 20.            Section 409A. The compensation payable pursuant to the Award is intended to be exempt from, or otherwise in compliance with, Section 409A of the Code, as applicable, and this Award Agreement shall be administered and construed to the fullest extent possible to reflect and implement such intent. Notwithstanding anything herein to the contrary, if, at the time of a Participant’s “separation from service” (as defined in the Treasury Regulations under Section 409A of the Code) with the Company and its Affiliates and Subsidiaries, such Participant is a “specified employee” (as defined in the Treasury Regulations under Section 409A of the Code), and the deferral of the commencement of any amount of the payments or benefits otherwise payable pursuant to the Plan is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then, to the extent permitted by Section 409A of the Code, such payments or benefits hereunder (without any reduction in the payments or benefits ultimately paid or provided to Participant) shall be deferred until the earlier to occur of (i) Participant’s death or (ii) the first business day that is six months following Participant’s separation from service with the Company and its Affiliates and Subsidiaries; provided, that amounts which qualify for the separation pay plan exemption under Treas. Reg. Section 1.409A-1(b)(9)(v)(D) and do not exceed the limits set forth in Section 402(g)(1)(B) of the Code in the year of such separation from service shall be payable immediately upon such separation from service (the “Six-Month Delay Toggle”). Any payments or benefits deferred due to the Six-Month Delay Toggle shall be paid in a lump sum (without interest) to Participant on the earliest to occur of clause (i) or (ii) in the immediately preceding sentence.

Section 21.            Entirety; Participant and Award Subject to Plan. This Award Agreement, which includes all schedules, exhibits and appendices hereto, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior agreements, whether written or oral, between such parties relating to such subject matter. Subject to Section 15 of the Plan, no modification, alteration, amendment or supplement to this Award Agreement shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.  As specific consideration to the Company for the Award, the Participant agrees to be bound by the terms of the Plan and this Award Agreement.

*                   *                   *                   *

IN WITNESS WHEREOF, the parties have executed this Performance-Vested Restricted Share Unit Award Agreement as of the day and year first above written.

HELMERICH & PAYNE, INC., a Delaware corporation

By:

“COMPANY”

“PARTICIPANT”

EXHIBIT A

Compliance Certificate

I hereby certify that I am in full compliance with the covenants contained in that certain Performance-Vested Restricted Share Unit Award Agreement dated as of [•], 20[•] between Helmerich & Payne, Inc. and me and have been in full compliance with such covenants at all times during the twelve (12)-month period immediately preceding November 1 of the year designated below.

Dated:

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SCHEDULE I

HELMERICH & PAYNE, INC.

AWARD OF PERFORMANCE-VESTED RESTRICTED SHARE UNITS

PERFORMANCE MEASURES FOR THE

JANUARY 1, 20[•] - DECEMBER 31, 20[•] PERFORMANCE CYCLE

The Committee has determined and specifies that the following (i) Performance Cycles, (ii) Target Awarded RSUs and (iii) Performance Goal(s) (each as defined or described below), shall be applied with respect to the Awarded RSUs:

1.                                      Performance Cycles. The “Performance Cycles” applicable to the Awarded RSUs shall be based on the following:

•                  For the Subject RSUs under the Standard Component, the three-year period beginning on January 1, 20[•], and ending on December 31, 20[•](1) (the “Three-Year Performance Cycle”);

•                  For the Subject RSUs under the First Tranche, the one-year period beginning on January 1, 20[•], and ending on December 31, 20[•](2) (the “First One-Year Performance Cycle”);

•                  For the Subject RSUs under the Second Tranche, the one-year period beginning on January 1, 20[•], and ending on December 31, 20[•](3) (the “Second One-Year Performance Cycle”); and

•                  For the Subject RSUs under the Third Tranche, the one-year period beginning on January 1, 20[•], and ending on December 31, 20[•](4) (the “Third One-Year Performance Cycle”).

2.             Target Awarded RSUs. The “Target Awarded RSUs” shall equal one hundred percent (100%) of the number of the Subject RSUs that relate to the Standard Component or a particular Annual Tranche, as the case may be, and that are outstanding as of the end of the applicable Performance Cycle. As further discussed below, the number of such Target Awarded RSUs shall be multiplied by the vesting percentage described in the following paragraph 3 and paragraph 4 to determine the number of the corresponding Subject RSUs that shall, as applicable, vest or remain eligible to vest, if at all, as Vested RSUs.

3.             Performance Goal. The Performance Goal used to determine the extent of the vesting of the Subject RSUs that relate to a particular Performance Cycle is the cumulative total shareholder return (“TSR”) for the Common Shares of the Company during such Performance Cycle. The Subject RSUs that are outstanding as of the end of the applicable Performance Cycle shall vest or remain eligible to vest or be forfeited based on the Company’s TSR percentile ranking relative to a group of peer companies for such Performance Cycle (the “Applicable Peer Group”):

The Applicable Peer Group shall consist of:

•                  Baker Hughes, a GE Co. (formerly Baker Hughes Inc.)

•                  Diamond Offshore Drilling, Inc.

•                  Ensco plc

•                  Nabors Industries Ltd.

•                  National Oilwell Varco, Inc.

(1)  The Three-Year Performance Cycle is comprised of a period of 36 consecutive months.

(2)  The First One-Year Performance Cycle comprises the first 12 consecutive months of the Three-Year Performance Cycle.

(3)  The Second One-Year Performance Cycle comprises the second 12 consecutive months of the Three-Year Performance Cycle.

(4)  The Third One-Year Performance Cycle comprises the last 12 consecutive months of the Three-Year Performance Cycle.

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•                  Noble Corporation plc

•                  Oceaneering International, Inc.

•                  Patterson-UTI Energy, Inc.

•                  Precision Drilling Corporation

•                  Rowan Companies plc

•                  Superior Energy Services, Inc.

•                  TechnipFMC plc (f/k/a FMC Technologies, Inc.)

•                  Transocean Ltd.

•                  Weatherford International plc

TSR for the Company and each member of the Applicable Peer Group for the applicable Performance Cycle shall be defined and calculated as follows, where “Beginning Price” is the average closing price on the relevant United States stock market (NYSE or NASDAQ) for a share of the relevant company’s common equity security during the twenty (20) trading days immediately preceding the beginning of the Performance Cycle and the “Ending Price” is the average closing price on the relevant United States stock market (NYSE or NASDAQ) for a share of the relevant company’s common equity security during the last twenty (20) trading days of the Performance Cycle:

TSR for the Performance Cycle	=	(Ending Price – Beginning Price + dividends and cash distributions per share paid*) ÷ Beginning Price

*     Stock dividends paid in common equity securities rather than cash in which there is a distribution of less than twenty-five percent (25%) of the fully diluted outstanding shares (as calculated prior to the distribution) shall be treated as cash for purposes of this calculation.

For purposes of determining the Company’s TSR percentile ranking, as further described below, the companies in the Applicable Peer Group whose common equity securities are publicly traded on either the NYSE or NASDAQ Stock Market on the last trading day of the Performance Cycle shall be the companies comprising the Applicable Peer Group. If the common equity security of any Applicable Peer Group company is no longer publicly traded on either the NYSE or NASDAQ Stock Market on the last trading day of the Performance Cycle, then adjustments may be effected by the Committee, as appropriate, with respect to the Performance Goal and vesting percentages that apply to the Awarded RSUs. In addition, if the common equity security of any Applicable Peer Group company is not publicly traded on either the NYSE or NASDAQ Stock Market on a continuous basis during the Performance Cycle, but is otherwise publicly traded on either the NYSE or NASDAQ Stock Market on the last trading day of the Performance Cycle, then adjustments may be effected by the Committee, as appropriate, with respect to the Performance Goal and vesting percentages that apply to the Awarded RSUs.

4.             Percentile Ranking, Performance Percentage and Vesting Schedule. Measurement of the Company’s TSR percentile ranking relative to the Applicable Peer Group shall be calculated using the following formula for purposes of the table below:

Company’s TSR Percentile Ranking	=	((1 – X) + Y)) ÷ 2

Where:

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•                  X = the number of members in the Applicable Peer Group with a TSR greater than the TSR of the Company during the applicable Performance Cycle, expressed as a percentage of the total number of members in the Applicable Peer Group.

•                  Y = the number of members in the Applicable Peer Group with a TSR less than the TSR of the Company during the applicable Performance Cycle, expressed as a percentage of the total number of members in the Applicable Peer Group.

The Company’s TSR Percentile Ranking Relative to the Applicable Peer Group	The Company’s Performance Percentage / Vested Percentage of the Subject RSUs	The Company’s Performance Category
Greater than or Equal to 85th Percentile	200%	Maximum Performance
Equal to 75th Percentile	150.00%
Equal to 65th Percentile	125.00%
Equal to 55th Percentile	100.00%	Target Performance
Equal to 45th Percentile	75.00%
Equal to 35th Percentile	50.00%	Threshold Performance
Less than 35th Percentile	0.00%	Below Threshold Performance

Accordingly, for purposes of establishing the Company’s TSR percentile ranking relative to the Applicable Peer Group pursuant to the table below, the TSR of the Company and each of the member of the Applicable Peer Group shall be determined as soon as practicable following the close of the applicable Performance Cycle.

If the Company’s TSR percentile ranking relative to the Applicable Peer Group exceeds “Threshold Performance” (i.e. the ranking exceeds the “35th Percentile” in the table above) and is between two of the percentile ranks set forth in the table above, the applicable performance percentage for such performance measurement shall be interpolated between the ranges applicable ranges (e.g., a 60th percentile ranking would result in a performance percentage of 112.5%).  Notwithstanding the foregoing, if the Company’s TSR is negative, the Performance Percentage set forth in the table above shall not exceed 100% of Target

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Performance, regardless of whether the Company’s TSR percentile ranking relative to the Applicable Peer Group exceeds the “55th Percentile” in the table above.

For the avoidance of doubt: (i) if the Company’s TSR results in “Below Threshold Performance” pursuant to the table above, then all Subject RSUs with respect to the applicable Performance Cycle shall be forfeited; and (ii) if the Company’s TSR at least results in “Threshold Performance” pursuant to the table above, but such performance does not equal the “Target Performance”, then the number of Subject RSUs that exceeds the applicable number of the Vested RSUs shall be forfeited. All forfeitures under this Award Agreement shall be at no cost to the Company.

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